                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE GOOD GUYS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

                              THE GOOD GUYS, INC,
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 26, 2000

     The Annual Meeting of Shareholders of The Good Guys, Inc. will be held at the Ritz-Carlton Hotel, located at 600 Stockton Street, San Francisco, California on Wednesday, January 26, 2000, at 11:00 a.m., for the following purposes:

          1. To elect Directors to serve for the ensuing year and until their successors are duty elected and qualified.

          2. To approve an increase by 400,000 in the number of shares covered by the Employee Stock Purchase Plan.

          3. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Company.

          4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on December 17, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ RONALD A. UNKEFER
                                          ----------------------------------
                                          Ronald A. Unkefer
                                          Chairman and Chief Executive Officer

Brisbane, California
December 28, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                              THE GOOD GUYS, INC.
                             7000 MARINA BOULEVARD
                        BRISBANE, CALIFORNIA 94005-1840

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of The Good Guys, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California, on Wednesday, January 26, 2000, at 11:00 a.m.

     Any proxy given may be revoked by a shareholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy. If no specification is made with regard to a proposal set forth in the proxy, the shares will be voted in favor of the proposal.

     A copy of the Annual Report of the Company for its fiscal year ended September 30, 1999 is being mailed to shareholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to shareholders is December 28, 1999.

                                     VOTING

     Only shareholders of record on December 17, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting. At the close of business on the Record Date, the Company had 19,654,249 shares of Common Stock outstanding. Each holder of record of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting of Shareholders. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on certain matters; with respect to any other matters, shares as to which brokers have not received discretionary voting authority from their customers are considered as shares not entitled to vote with respect to such matters, but are counted toward the establishment of a quorum.

     Each participant in The Good Guys! Profit-Sharing Plan and The Good Guys! Deferred Pay Plan is entitled to instruct the respective Plan's Trustee to vote the shares of Common Stock allocated to such participant's account on each matter to be considered at the Annual Meeting of Shareholders. If a participant does not give voting instructions to the Trustee, the shares of Common Stock as to which he or she was entitled to provide instructions shall be voted by the Trustee in the manner directed by the respective Plan's Administrative Committee. Unallocated shares of Common Stock shall be voted in the same proportion as the allocated shares of Common Stock in each respective Plan.

                             ELECTION OF DIRECTORS

     Directors are elected to hold office until the next annual shareholders' meeting or until their successors have been elected. Unless otherwise instructed by the shareholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy may be voted for a substitute nominee chosen by management.

     All of the nominees are presently directors of the Company and no nominee has any family relationship with any other nominee or executive officer. Effective June 30, 1999, Robert A. Gunst resigned as a director and effective July 1, 1999, Ronald A. Unkefer was elected as Chairman of the Board to fill the vacancy created by Mr. Gunst's resignation. The number of directors of the Company was increased from 6 to 7 in July, 1999, at which time Gary M. Lawrence became a member of the Board, and was increased from 7 to 9 in September 1999, at which time Joseph P. Clayton and Joseph M. Schell became members of the Board. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Shareholders."

     The following table and biographical summaries set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each of them with the Company in addition to the position as director, and the period during which each of them has served as a director of the Company.

                                                                      DIRECTOR
                                                                    CONTINUOUSLY
                          NOMINEE                             AGE      SINCE
                          -------                             ---   ------------
Ronald A. Unkefer...........................................  55      1999
Stanley R. Baker(1)(2)......................................  55      1976
Russell M. Solomon(1)(2)....................................  74      1986
W. Howard Lester(1)(2)......................................  64      1990
John E. Martin(1)(2)........................................  54      1990
Horst H. Schulze............................................  60      1997
Gary M. Lawrence............................................  43      1999
Joseph P. Clayton...........................................  50      1999
Joseph M. Schell............................................  53      1999

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Ronald A. Unkefer founded the Company on July 1, 1973. From 1973 to 1993, he served as Chairman and Chief Executive Officer. In January 1993, he retired from the position of Chief Executive Officer to pursue venture capital and broadcasting interests and continued to serve as Chairman of the Company until January 1996. Mr. Unkefer returned to the Company as its Chairman and Chief Executive Officer on July 1, 1999. Currently, he also serves as Chairman of First Ventures, a venture capital fund investing in internet and technology companies in Silicon Valley and is Chairman of First Broadcasting, an owner and developer of major market radio stations.

     Stanley R. Baker has been a director of the Company since its incorporation in 1976 and was Secretary of the Company from 1976 until his resignation as an employee of the Company in August 1991. Mr. Baker became Vice President, Video Merchandising in 1986, and Vice President, Co-Head of Merchandising in 1990. From August 1991 to the present Mr. Baker has been a private investor.

     Russell M. Solomon is the founder and Chairman of MTS Incorporated (dba Tower Records).

     W. Howard Lester has been the Chief Executive Officer of Williams-Sonoma, Inc., a publicly held specialty retailer, since 1979 and has also been the Chairman of that Corporation since 1986. Mr. Lester is a director of Il Fornaio (America) Corp., a publicly held chain of Italian restaurants and wholesale bakeries, and Harold's Stores, Inc., a specialty apparel retailer.

     John E. Martin has served as Chairman of Easyriders, Inc., an operator of restaurants and apparel stores, since June 1997, and also has served as Chairman of Diedrich Coffee, Inc., an operator of specialty coffee stores, since November 1997. From October 1996 to June 1997, he served as Chairman and Chief Executive Officer of PepsiCo Casual Restaurants International, a subsidiary of PepsiCo. From 1983 until October 1996, he served as Chief Executive Officer of Taco Bell, another subsidiary of PepsiCo and he also served as Chairman of Taco Bell from June 1994 until October 1996. Mr. Martin is a director of Williams-Sonoma, Inc.

     Horst H. Schulze has been the President and Chief Operating Officer of the Ritz-Carlton Hotel Company, L.L.C. since 1988.

     Gary M. Lawrence has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law firm with offices in the United States, Europe and Russia, since 1989. Mr. Lawrence was Chair of the Mergers and Acquisitions Group from 1997 to 1999 and is currently Chair of the Technology Practice Group. Mr. Lawrence is also a member of the firm-wide management and strategic planning committees of Akin Gump.

     Joseph P. Clayton has more than 24 years of experience in the consumer electronics industry. From June 1997 to September 1999 he served as Chief Executive Officer of Frontier Corporation and since September 1999 has been Vice Chairman and a director of Global Crossing, Ltd. following its merger with Frontier. From March 1992 to January 1997 he served as Executive Vice President of Marketing and Sales for Thomson Consumer Electronics for the Americas and Asia.

     Joseph M. Schell was the Senior Managing Director, Director of Investment Banking and a member of the Executive Committee of NationsBank Montgomery Securities from May 1985 until June 1999. Prior to joining NationsBank Montgomery Securities, he was with Kidder, Peabody and Company, providing investment-banking services to utility and energy clients. He presently is a private investor and serves on the Boards of Directors of Dycom Industries, a publicly held engineering, construction and maintenance services company, and Sanmina Corporation, a publicly held electronics contract manufacturing services company.

     The Board of Directors has established an Audit Committee and a Compensation Committee, but has not established a Nominating Committee. The Audit Committee met three times during fiscal 1999. Responsibilities of the Audit Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) maintaining good communications among the Committee, the Company's independent auditors and the Company's management on accounting matters. The Compensation Committee met twice during fiscal 1999. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

     The total number of meetings of the Board of Directors during fiscal 1999 was fourteen. Each of the incumbent directors, with the exception of Horst H. Schulze, attended at least 75% of the aggregate of (1) the meetings of the Board during the year and (2) the total number of meetings of all committees of the Board on which he served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their service as directors. During the fiscal year ended September 30, 1999, each of Messrs. Baker, Lester, Martin, Solomon and Schulze received 9,846 shares of restricted Common Stock, Gary M. Lawrence received 3,312 shares of restricted Common Stock and Messrs. Clayton and Schell each received 2,526 shares of restricted Common Stock under the Company's 1994 Stock Incentive Plan (determined by dividing $40,000 or a prorata portion thereof (based upon time of service) by the fair market value of the Company's Common Stock on that date) as full compensation for the year that commenced on the date of the last annual meeting of stockholders, with such stock to vest one year after such date, or, if earlier, on the death or disability of the director.

     Under the Company's 1994 Stock Incentive Plan, each person who is not an employee of the Company, upon becoming a member of the Board of Directors for the first time, is awarded a non-qualified option to purchase shares of common stock of the Company. Based upon recommendations of management, the Plan was amended in September 1999 to increase the number of shares covered by such grant from 5,000 to 20,000 and to reduce the vesting period to one year. As a result of that amendment Messrs. Clayton and Schell received options covering 20,000 shares in September 1999 and each of Messrs. Baker, Solomon, Lester, Martin, Schulze and Lawrence were granted make-up options covering 15,000 shares. Directors are reimbursed for expenses incurred in attending meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows specific compensation information, for the fiscal years ending September 30, 1999, 1998 and 1997, for the individuals who served as Chief Executive Officer during the year and the next four most highly compensated executive officers as of September 30, 1999, and two former executive officers who would have been included among the four most highly compensated officers had they remained in the employ of the Company through September 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                      ANNUAL COMPENSATION                         AWARDS
                                    --------------------------------------------------------   ------------
                                                                                  RESTRICTED      SHARES
                                                                                    STOCK       UNDERLYING
                                                                 OTHER ANNUAL       AWARDS       OPTIONS
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS    COMPENSATION(1)      ($)       (NUMBER)(2)
   ---------------------------      ----   --------   -------   ---------------   ----------   ------------
Ronald A. Unkefer.................  1999   $125,005   $     0      $      0        $     0             0
Chief Executive Officer(3)
Robert A. Gunst...................  1999   $377,682   $     0      $311,881        $     0       501,500
  President and Chief               1998   $500,000   $     0      $ 36,615        $     0        50,000
  Executive Officer(4)              1997   $500,000   $     0      $ 21,673        $     0        50,000
Jayne Spiegelman..................  1999   $233,231   $     0      $  4,028        $     0        50,000
  Senior Vice President,            1998   $300,000   $     0      $    895        $     0        30,000
  Merchandising and                 1997   $ 11,538   $     0      $      0        $     0        20,000
  Marketing(5)
John G. Duken.....................  1999   $201,442   $     0      $ 22,089        $     0        49,000
  Vice President,                   1998   $190,000   $     0      $  3,442        $     0         7,500
  Operations(6)                     1997   $164,682   $     0      $  3,431        $     0         7,500
Cathy A. Stauffer.................  1999   $185,994   $     0      $ 19,619        $60,000        17,500
  Vice President,                   1998   $170,925   $     0      $      0        $     0             0
  Merchandising                     1997   $ 15,481   $     0      $      0        $     0        10,000
Paul N. Erickson..................  1999   $ 55,900   $     0      $      0        $     0             0
  Chief Financial Officer(7)
Vance R. Schram...................  1999   $155,637   $     0      $      0        $90,000        20,500
  Vice President, Finance           1998   $ 91,852   $20,000      $      0        $     0         7,500
  and Secretary(8)

---------------
(1) Consists of perquisites and other personal benefits, including long term disability, life insurance premiums paid by the Company, accrued vacation for terminated employees, and includes for Mr. Gunst $229,844 of severance payments.

(2) By reason of the repricing of options that occurred in November 1998, the options shown as having been granted in fiscal 1999 to Robert A. Gunst, Jayne Spiegelman, John G. Duken, Cathy A. Stauffer, and Vance R. Schram include options granted to them prior to fiscal 1999. The actual options granted to them in fiscal 1999 were 0, 15,000, 15,000, 7,500 and 13,000, respectively.

(3) Mr. Unkefer became Chief Executive Officer of the Company on July 1, 1999.

(4) Mr. Gunst resigned as President and Chief Executive Office of the Company, effective June 30, 1999.

(5) Ms. Spiegelman became an employee of the Company in September 1997 and her employment terminated in June 1999.

(6) Mr. Duken's employment with the Company terminated in August 1999.

(7) Mr. Erickson became interim Chief Financial Officer in July 1999 under an at will agreement with a company that provides interim executives.

(8) Mr. Schram became Vice President of Finance in September 1999.

                              STOCK OPTION TABLES

     The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended September 30, 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                    INDIVIDUAL GRANTS
                                     ------------------------------------------------   POTENTIAL REALIZABLE
                                                  % OF TOTAL                              VALUE AT ASSUMED
                                     NUMBER OF      OPTIONS                             RATES OF STOCK PRICE
                                     SECURITIES   GRANTED TO                              APPRECIATION FOR
                                     UNDERLYING    EMPLOYEES    EXERCISE                  OPTION TERM(2)(3)
                                      OPTIONS         IN         PRICE     EXPIRATION   ---------------------
               NAME                  GRANTED(1)   FISCAL YEAR    ($/SH)       DATE         5%          10%
               ----                  ----------   -----------   --------   ----------   ---------   ---------
Ronald A. Unkefer..................        --           0%           --           --          --          --
Robert A. Gunst....................    10,000         .47%      $5.0938       2/1/00    $  3,140    $  6,337
                                       60,000        2.79%      $5.0938      3/30/00    $ 21,392    $ 43,366
                                       60,000        2.79%      $5.0938      5/21/00    $ 23,678    $ 48,155
                                       52,000        2.42%      $5.0938      11/9/00    $ 27,070    $ 55,449
                                       30,000        1.40%      $5.0938     11/12/01    $ 24,112    $ 50,637
                                       32,500        1.51%      $5.0938     11/13/02    $ 35,732    $ 76,964
                                        7,000         .33%      $5.0938      2/24/03    $  8,308    $ 18,050
                                       50,000        2.33%      $5.0938     11/11/03    $ 70,366    $155,491
                                       50,000        2.33%      $5.0938     11/14/04    $ 86,806    $197,003
                                       50,000        2.33%      $5.0938     11/21/05    $104,224    $243,125
                                       50,000        2.33%      $5.0938     12/20/06    $123,665    $297,244
                                       50,000        2.33%      $5.0938     11/17/07    $140,797    $347,007
Jayne Spiegelman...................    20,000         .93%      $5.0938      9/15/07    $ 55,012    $134,992
                                       30,000        1.40%      $5.0938      5/29/08    $ 90,467    $225,552
                                       15,000         .70%      $5.0938     11/12/08    $ 48,052    $120,270
John G. Duken......................     5,000         .23%      $5.0938       9/8/03    $  6,765    $ 14,895
                                        4,000         .19%      $5.0938     11/11/03    $  5,629    $ 12,439
                                        5,000         .23%      $5.0938      6/25/04    $  8,047    $ 18,100
                                       10,000         .47%      $5.0938     11/14/04    $ 17,361    $ 39,401
                                       10,000         .47%      $5.0938     11/21/05    $ 20,845    $ 48,625
                                        7,500         .35%      $5.0938     11/19/06    $ 18,310    $ 43,891
                                        7,500         .35%      $5.0938     11/17/07    $ 21,119    $ 52,051
                                       15,000         .70%      $5.0938     11/12/08    $ 48,052    $104,071
Cathy A. Stauffer..................    10,000         .47%      $5.0938      8/27/07    $ 27,272    $ 66,703
                                        7,500         .35%      $5.0938     11/12/08    $ 24,026    $ 50,622
Paul N. Erickson...................        --           0%           --           --          --          --
Vance R. Schram....................     7,500         .35%      $5.0938      2/23/08    $ 21,875    $ 54,237
                                        3,000         .14%      $5.0938     11/12/08    $  9,610    $ 24,355
                                       10,000         .47%      $6.0000      8/26/09    $ 37,734    $ 12,560

---------------
(1) By reason of the repricing of options that occurred in November 1998, the options shown as having been granted to Robert A. Gunst, Jayne Spiegelman, John G. Duken, Cathy A. Stauffer, and Vance R. Schram include options granted to them prior to fiscal 1999. All options granted in fiscal 1999 were granted under the 1994 Stock Incentive Plan. The options are non-qualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated upon the occurrence of certain events related to termination of employment. Options granted prior to August 26, 1999 vest 25% per year on each of the first four anniversaries of the option grant date. Effective August 26, 1999, the 1994 Stock

    Incentive Plan was amended to provide that options vest 33.3% per year on the first three anniversaries of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. If the Company's Common Stock does not appreciate relative to the exercise price, the named executive officers will receive no benefit from the options.

(3) At assumed annual rates of appreciation of 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of September 30, 1999 for the ten-year period from November 12, 1998 to November 12, 2008 would be $62,887,095 and $159,368,246, and for the ten-year period from August 26, 1999 to August 26, 2009 would be $74,074,869 and $187,720,263.

(4) All information given in this table and the following table as to exercise prices and values is as of September 30, 1999.

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the individuals named in the Summary Compensation Table above as of September 30, 1999 and the value of unexercised options as of that date.

                                                                                      VALUE(1) OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                          OPTIONS AT 9/30/99                  9/30/99
                         SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
         NAME              ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   --------   -----------   -------------   -----------   -------------
Ronald A. Unkefer.....         --             --             --            --              --             --
Robert A. Gunst.......         --             --        426,500            --        $546,432             --
Jayne Spiegelman......         --             --         12,500            --        $ 16,015             --
John G. Duken.........         --             --         37,125            --        $ 47,565             --
Cathy A. Stauffer.....         --             --          5,000        12,500        $  6,406        $16,015
Paul N. Erickson......         --             --             --            --              --             --
Vance R. Schram.......         --             --          1,875        18,625        $  2,402        $14,800

---------------
(1) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the September 30, 1999 closing price of $6.375 per share of the Company's Common Stock as reported on the Nasdaq National Market. Options with an exercise price in excess of the September 30, 1999 closing price were not included in this calculation.

     Options held by the following executive officers named above were repriced in fiscal year 1999 as set forth below.

                    TEN YEAR OPTIONS REPRICED IN FISCAL 1999

                                                                                                    LENGTH OF
                                    NUMBER OF                                                       ORIGINAL
                                    SECURITIES    MARKET PRICE                                   OPTIONAL OPTION
                                    UNDERLYING    OF STOCK AT    EXERCISE PRICE                       TERM
                                   OPTIONS/SARS     TIME OF        AT TIME OF                       REMAINING
                                   REPRICED OR    REPRICING OR    REPRICING OR                     AT DATE OF
                                     AMENDED       AMENDMENT       AMENDMENT      NEW EXERCISE    REPRICING OR
         NAME             DATE         (#)            ($)             ($)           PRICE($)        AMENDMENT
         ----           --------   ------------   ------------   --------------   ------------   ---------------
Robert A. Gunst.......  11/12/98      10,000        $5.0938         $  8.125        $5.0938         15 months
                        11/12/98      60,000        $5.0938         $ 6.9375        $5.0938         17 months
                        11/12/98      18,442        $5.0938         $  9.625        $5.0938         18 months
                        11/12/98      41,558        $5.0938         $  9.625        $5.0938         18 months
                        11/12/98      52,000        $5.0938         $   6.50        $5.0938         24 months
                        11/12/98      30,000        $5.0938         $  26.25        $5.0938         36 months
                        11/12/98      32,500        $5.0938         $  11.25        $5.0938         48 months
                        11/12/98       7,000        $5.0938         $  13.00        $5.0938         51 months
                        11/12/98      50,000        $5.0938         $  15.00        $5.0938         60 months
                        11/12/98      50,000        $5.0938         $  12.00        $5.0938         72 months
                        11/12/98      50,000        $5.0938         $ 10.375        $5.0938         84 months
                        11/12/98      50,000        $5.0938         $  7.125        $5.0938         97 months

                                                                                                    LENGTH OF
                                    NUMBER OF                                                       ORIGINAL
                                    SECURITIES    MARKET PRICE                                   OPTIONAL OPTION
                                    UNDERLYING    OF STOCK AT    EXERCISE PRICE                       TERM
                                   OPTIONS/SARS     TIME OF        AT TIME OF                       REMAINING
                                   REPRICED OR    REPRICING OR    REPRICING OR                     AT DATE OF
                                     AMENDED       AMENDMENT       AMENDMENT      NEW EXERCISE    REPRICING OR
         NAME             DATE         (#)            ($)             ($)           PRICE($)        AMENDMENT
         ----           --------   ------------   ------------   --------------   ------------   ---------------
Jayne Spiegelman......  11/12/98      20,000        $5.0938         $  8.625        $5.0938        106 months
                        11/12/98      30,000        $5.0938         $12.6875        $5.0938        115 months
John G. Duken.........  11/12/98       5,000        $5.0938         $   9.75        $5.0938         58 months
                        11/12/98       4,000        $5.0938         $  15.00        $5.0938         60 months
                        11/12/98       5,000        $5.0938         $  11.75        $5.0938         67 months
                        11/12/98      10,000        $5.0938         $  12.00        $5.0938         72 months
                        11/12/98      10,000        $5.0938         $ 10.375        $5.0938         84 months
                        11/12/98       7,500        $5.0938         $   7.50        $5.0938         96 months
                        11/12/98       7,500        $5.0938         $  6.625        $5.0938        108 months
Cathy A. Stauffer.....  11/12/98      10,000        $5.0938         $   7.50        $5.0938        106 months
Vance R. Schram.......  11/12/98       7,500        $5.0938         $ 6.9375        $5.0938        111 months

EMPLOYMENT ARRANGEMENTS

     Pursuant to the employment arrangement entered into between the Company and Robert A. Gunst in 1990, Mr. Gunst became entitled at the time of termination of his employment on June 30, 1999 to the amount of $937,500, somewhat less than two times his salary at the time of termination. That amount is being paid in installments.

     On June 2, 1999, the Company entered into an Employment Agreement with Ronald A. Unkefer, providing for his appointment to the Company's Board of Directors and his election as Chairman and Chief Executive Officer of the Company, effective as of July 1, 1999. The Agreement provides for a minimum annual base salary of $500,000, an annual cash incentive bonus in an amount of up to 100% of Mr. Unkefer's annual base pay as reasonably determined by the Board of Directors, and for the payment of relocation expenses for Mr. Unkefer and his family. Either party may terminate the Agreement upon 30 days written notice to the other party for any reason whatsoever. There is no provision in the Agreement for any severance payments in the event of termination of Mr. Unkefer's employment by the Company.

     Cathy A. Stauffer, Vice President/Merchandising, and Vance Schram, Vice President/Finance, Controller and Secretary, have severance agreements that provide for the payment of 12 months severance in the event of their termination without cause by the Company or termination by them for good reason following a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company are Stanley R. Baker, W. Howard Lester, John E. Martin and Russell M. Solomon, all of whom are outside directors. None of the members of the Committee is or was an officer of the Company or any of its subsidiaries, with the exception of Stanley R. Baker who resigned as an officer and employee in August 1991. See Certain Relationships and Related Transactions with regard to the business relationship between the Company and MTS Incorporated (dba Tower Records), the Chairman of which is Russell M. Solomon.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing the Company's policies and administering the Company's programs governing stock incentive plans and executive compensation, including annual salaries, bonuses (if any), and awards under stock and long-term cash incentive plans.

     The Committee has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in reviewing the compensation program of the Company's executive officers.

     The objectives of the Company's executive compensation program are to provide the following:

     - Overall compensation opportunities that are competitive within the Company's executive labor markets and that enable the Company to attract and retain highly talented, experienced executives capable of furthering the Company's objectives;

     - Annual cash incentive compensation tied primarily to the overall financial performance of the Company, but also recognizing business unit, and individual performance as appropriate; and

     - Long term incentives which directly align the financial interests of management with those of the shareholders and which provide an incentive to remain in the Company's employ.

     To achieve compensation opportunities that are competitive, the Company focuses on compensation survey data for retailers of comparable size. Although not determinative, the Company takes into consideration the percentile competitive executive pay levels and average annual percentage increases in executive compensation granted by comparable companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other common benefits.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to companies in the Company's industry and other comparable companies. In determining salaries, the Committee also takes into account the Company's financial performance and the executive's demonstrated skill, experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's system of annual cash incentive compensation for its executive officers for fiscal 1999, 1998 and 1997 took the form of cash bonuses that were determined by overall Company performance as measured by earnings per share in relation to budgeted earnings per share, and, where appropriate, individual performance. The target bonus for an executive officer (other than the Chief Executive Officer) determined by earnings per share was multiplied by a percentage, ranging from zero to 125%, that can be adjusted by the Chief Executive Officer based on his assessment of the officer's job performance. For officers with responsibility for sales, merchandising, real estate and store operations, a portion of their annual bonus was directly tied to the achievement of specific financial or other goals developed at the beginning of the year. No bonuses were paid under the Company's plans in the event the Company did not achieve at least 75% of its budgeted earnings per share, which was the case in fiscal 1997, 1998 and 1999. A cash incentive compensation plan for fiscal 2000 has not to date been established.

STOCK OPTION PROGRAM

     The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Committee attempts to grant options sufficient to deliver competitive gains assuming the Company's stock price performance is competitive, but the Committee also considers the dilutive impact of options granted.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and vest ratably over a three-year period (vesting was over a four year period prior to August 26, 1999).

     In November 1998, the Committee concluded that the Company's stock price did not necessarily reflect the quality of the efforts of the key employees of the Company. In order to insure that options fulfilled their purpose of helping the Company attract and retain key employees and return to profitability, the Committee determined that it was in the best interests of the Company and its shareholders to lower the exercise price for all of the Company's outstanding stock options granted between February 1990 and August 1998, other than those granted to non-employee directors, to an exercise price equal to the fair market value of the Company's stock on the date that the determination to reprice was made, namely, $5.0938 per share.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     After reviewing Robert A. Gunst's and the Company's performance during fiscal 1998 and the other factors discussed above relative to determining salaries, it was concluded that Mr. Gunst's salary should remain at the annual rate of $500,000 for fiscal 1999. In addition, after reviewing the option grants to Mr. Gunst in the past and his stockholdings, Mr. Gunst was not granted any additional options.

     Robert A. Gunst's employment terminated as of June 30, 1999 and Ronald A. Unkefer's employment as Chairman and Chief Executive Officer commenced on July 1, 1999. Mr. Unkefer's annual salary and bonus were negotiated prior to the commencement of his employment and are described under Employment Arrangements above.

     The Committee has reviewed the total compensation of all executive officers in fiscal 1999 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. The Committee does not contemplate that there will be any nondeductible compensation for 1999 or for 2000 for any of the five executive positions in question.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Stanley R. Baker
                                          W. Howard Lester
                                          John E. Martin
                                          Russell M. Solomon

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market (US) Index and the Nasdaq-Retail Trade Index, each of which assumes reinvestment of dividends.

                                                                                                           NASDAQ RETAIL TRADE
                                                  THE GOOD GUYS! STOCK         NASDAQ STOCK MARKET               STOCKS
                                                  --------------------         -------------------         -------------------
1994                                                       100                         100                         100
1995                                                        92                         138                         110
1996                                                        65                         164                         132
1997                                                        60                         225                         151
1998                                                        47                         229                         130
1999                                                        52                         372                         158

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has opened five WOW!, Multimedia Superstores, one in Nevada and four in California. The WOW! Multimedia Superstores, which range in size from 40,500 to 61,350 square feet, are jointly operated with Tower Records under an Operating Agreement between the Company and Tower Records. The Company and Tower Records have separate leases for their respective stores, and the Operating Agreement governs the joint operation of the facilities. The Company and Tower Records share equally certain expenses in connection with operation of these facilities, but do not share any profits on their respective sales. Russell M. Solomon, Chairman of MTS Incorporated (dba Tower Records) is a member of the Company's Board of Directors. The Company also subleases a portion of one of its other stores to MTS Incorporated and the income received by the Company from that sublease during the fiscal year ended September 30, 1999 was $318,938. Gary
M. Lawrence is a member of a law firm that has been retained from time to time by the Company to provide services to the Company.

                   AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors in November 1999 approved an increase by 400,000 in the number of shares covered by the Employee Stock Purchase Plan (the "Purchase Plan"). Approval of the increase in the number of shares covered by the Purchase Plan by the holders of at least a majority of the shares of Common Stock present and entitled to vote at the meeting is required.

     Through December 13, 1999, there have been 2,825,142 shares purchased under the Purchase Plan, in which all of the Company's full-time employees may participate (approximately 795 employees are participating) and if the proposed amendment to the Purchase Plan is adopted, 774,858 shares will remain available for purchase under the Purchase Plan.

     The continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its shareholders.

     The Purchase Plan is described below.

GENERAL

     All employees (except any employee who owns 5% or more of the stock of the Company or whose customary employment by the Company is for five months or less in any calendar year or for an average of less than 20 hours per week) are eligible to participate in the Purchase Plan commencing on the first enrollment date (January 1, April 1, July 1, or October 1) following the commencement of their employment. Each employee enrolling in the Purchase Plan elects to make contributions by payroll deductions of any whole integer amount ranging from 1% to 15% of monthly gross pay. The rate of contribution may be either increased or decreased to such amounts on any subsequent enrollment date. No employee may purchase stock under the Purchase Plan exceeding $25,000 in fair market value in any calendar year, and no employee may make contributions for any period during which he or she is not receiving pay from the Company or its subsidiaries. Employee contributions are credited to each participant's individual account and, on March 31, June 30, September 30 and December 31 of each year, the funds then in the participant's account are applied to the purchase of whole shares of Common Stock, unless the member has previously advised the Company that he or she does not wish shares purchased for his or her account. Shares purchased must be held by its members for a period of one year from the last day of the three-month period with respect to which the shares were purchased.

     The cost to each participant's account for the shares so purchased will be not less than 85% of the lower of the closing price on (a) the first trading day of each three-month period or (b) the last trading day of each three-month period. If the number of shares members desire to purchase at the end of any three-month period exceeds the number of shares then available under the Purchase Plan, the shares available will be allocated among such members in proportion to their contributions during the three-month period.

     No rights of any members are assignable by operation of law or otherwise, except to the extent that there has been a designation of a beneficiary or except as permitted by the laws of descent and distribution if a beneficiary is not designated.

     Membership in the Purchase Plan will be terminated when the member (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Company or one of its subsidiaries, (c) dies, or (d) does not receive pay from the Company or one of its eligible subsidiaries for 12 consecutive months, unless this period is due to illness, injury or for other reasons approved by the person or persons appointed by the Company to administer the Purchase Plan. Upon termination of membership, the terminated member will not be entitled to rejoin the Purchase Plan until the first day of the three-month period immediately following the three-month period in which the termination occurs. Upon termination of membership, the member will be entitled to the amount of his or her individual account within 15 days after termination.

ADMINISTRATION

     The Purchase Plan is administered by Vance Schram, the Company's Vice President Finance and Secretary. The Purchase Plan may be terminated or amended at any time by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of participation under the Purchase Plan under present law.

     The Purchase Plan is intended to be a "qualified employee stock purchase plan" under the Internal Revenue Code. The granting of the right to purchase shares under the Purchase Plan has no tax effect on the participants of the Company. No income is recognized to participants at the date shares are issued under the Purchase Plan. If shares purchased under the Purchase Plan are held for more than one year from the time they are received and for more than two years from the date the rights to purchase are granted, amounts realized on a sale of the shares are compensation to the employee taxable as ordinary income only to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the date of such grant exceeds the price paid for the shares or (b) the amount by which the sale price exceeds the purchase price. Any further gain is treated as long-term capital gain. The same tax treatment is applicable to shares acquired pursuant to the valid exercise of the right to purchase subsequent to the death of an employee except that the holding period requirements do not apply. If the shares are sold within the one-year or two-year holding periods, the employee realizes compensation taxable as ordinary income to the extent the fair market value of the shares at the date of purchase was greater than the purchase price; the difference between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss (which will be long-term if the shares have been held for more than one year). For purposes of determining the beginning of the two-year holding period for shares, the date the rights to purchase are granted is deemed to be the first day of that particular three-month period in which the shares are purchased. To the extent the employee realizes ordinary income on a disposition of the shares by reason of failing to meet the requisite holding periods, the Company has a corresponding deduction.

PLAN BENEFITS

     The following table sets forth the number of shares purchased under the Purchase Plan during fiscal 1999 by each person named in the Summary Compensation Table, all current executive officers as a group (including the named executive officers who are currently executive officers), all current directors who are not executive officers as a group, and all employees other than executive officers as a group.

                                                                   PURCHASE PLAN
                                                        -----------------------------------
                                                                              NUMBER OF
                                                        DOLLAR VALUE(1)    SHARES PURCHASED
                                                        ---------------    ----------------
Ronald A. Unkefer.....................................     $      0                  0
Robert A. Gunst.......................................     $  6,835              4,000
Jayne Spiegelman......................................     $      0                  0
Paul N. Erickson......................................     $      0                  0
John G. Duken.........................................     $      0                  0
Cathy A. Stauffer.....................................     $    317                328
Vance Schram..........................................     $      0                  0
Current Executive Officer Group.......................     $  7,152              4,328
Non-Executive Officer Director Group..................     $      0                  0
Non-Executive Officer Employee Group..................     $604,291            386,170

---------------
(1) The amounts in this column reflect the difference between the market value of the shares purchased on the date of purchase and the purchase price under the Purchase Plan and may not represent amounts actually realized by the participants.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF
                      THE AMENDMENT TO THE PURCHASE PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     Touche Ross & Co. commenced service as the independent certified public accountants for the Company in 1984. Deloitte, Haskins & Sells and Touche Ross & Co. merged, effective December 3, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. Management has not determined what action it will take in the event the shareholders do not ratify the selection of independent public accountants.

                              CERTAIN SHAREHOLDERS

     The following table sets forth information as of December 17, 1999, unless otherwise noted, regarding securities ownership by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each current executive officer named in the Summary Compensation Table, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
                            NAME                                NUMBER      PERCENT
                            ----                              ----------    --------
Lord, Abbett & Co.(2).......................................  2,144,575       10.8%
  767 Fifth Avenue, 11th Floor
  New York, NY 10153
First Pacific Advisors(2)...................................  2,053,000       10.3%
  11400 West Olympic Blvd., Suite 1200
  Los Angeles, CA 90064
Fidelity Management & Research(2)...........................  1,272,000        6.4%
  One Federal Street
  Boston, MA 02109
Dimensional Fund Advisors(2)................................  1,018,100        5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Ronald A. Unkefer(3)........................................  1,450,000        7.3%
John E. Martin(4)...........................................    411,468        2.1%
Stanley R. Baker(5).........................................    205,718        1.0%
Joseph M. Schell............................................    102,526          *
W. Howard Lester(6).........................................     91,468          *
Gary M. Lawrence............................................     83,312          *
Russell M. Solomon(7).......................................     66,000          *
Horst H. Schulze(8).........................................     52,218          *
Cathy A. Stauffer(9)........................................     34,168          *
Vance R. Schram(3)(10)......................................     22,743          *
Joseph P. Clayton...........................................      2,526          *
Paul N. Erickson............................................          0          *
All executive officers and directors as a group (12
  persons)(11)..............................................  2,522,147       12.7%

---------------
  *  Represents less than 1% of the outstanding shares.

 (1) The stockholders named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) As of September 30, 1999.

 (3) Messrs. Unkefer and Schram are members of the administrative committees for The Good Guys! Profit Sharing Plan, the trustee of which currently holds 520,705 shares on behalf of plan participants, and The Good Guys! Deferred Pay Plan, the trustee of which currently holds 435,932 shares on behalf of plan participants. If a participant fails to vote his or her shares under either Plan, such shares will be voted in the manner determined by the administrative committees.

 (4) Includes 35,750 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.

 (5) Includes 45,750 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.

 (6) Includes 35,750 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.

 (7) Includes 35,750 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.

 (8) Includes 22,500 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.

 (9) Includes 136 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Ms. Stauffer, as to which Ms. Stauffer has voting power, 1,893 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to Ms. Stauffer's individual account, as to which Ms. Stauffer has voting power, and 6,875 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(10) Includes 118 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Schram's account, as to which Mr. Schram has voting power; and 2,625 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(11) Includes 254 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to the individual accounts of members of the group, as to which such individuals have voting power; 1,893 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to the individual accounts of such members, as to which such individuals have voting power, and 185,000 shares issuable upon exercise of outstanding stock options and warrants that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than ten percent of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year. Subject to the foregoing, the Company believes that during the last fiscal year its directors and officers filed on a timely basis all such reports required to be filed.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders of the Company intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by September 1, 2000.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or personal interview, the cost of which will be borne by the Company. Arrangements will also be made for the forwarding of soliciting material by nominees, custodians and fiduciaries to their principals.

                                 OTHER MATTERS

     Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS


                                                /s/ RONALD A. UNKEFER
                                          ----------------------------------
                                                    Ronald A. Unkefer
                                           Chairman and Chief Executive Officer

Brisbane, California
December 28, 1999

                              THE GOOD GUYS, INC.

                  PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD
                OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

     I appoint Ronald A. Unkefer and Vance R. Schram, and each of them, proxies with full power of substitution, to vote all of my common stock of The Good Guys, Inc. at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California on Wednesday, January 26, 2000, at 11:00 a.m. (Pacific Time) and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     This card also provides voting instructions to the trustees of The Good Guys! Deferred Pay Plan and The Good Guys! Profit-Sharing Plan (the Plans) for participants with shares allocated to their accounts. Your directions to vote shares held in the Plans will be kept confidential.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

     The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

--------------------------------
ADDRESS CHANGE



                                  (Continued and to be signed on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                              INVESTOR INFORMATION

Additional Investor Information on the Company can be found on The Good Guys! Internet home page @ http://www.thegoodguys.com.

Copies of recent quarterly financial press releases, along with other press releases, also can be obtained by fax through Company News On Call, a division of PR Newswire, at 1-800-758-5804. The Good Guys! extension number is 108403.

Or contact:         The Good Guys, Inc.
                    Investor Relations
                    7000 Marina Boulevard
                    Brisbane, CA 94005-1840
                    (650) 615-5000
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                                                                                                                   Please mark
                                                                                                                   your votes as [X]
                                                                                                                   indicated in
                                                                                                                   this example.


The Board of Directors recommends a vote FOR all listed nominees for Director, FOR item 2 and FOR item 3.

                                                                  WITHHOLD
                                                            FOR   FOR ALL                                      FOR  AGAINST ABSTAIN
1. ELECTION OF DIRECTORS                                    [ ]     [ ]        3. APPROVAL OF AUDITORS         [ ]    [ ]     [ ]
   Nominees: Ronald A. Unkefer, Stanley R. Baker,                                 To ratify the selection of
   Russell M. Solomon, W. Howard Lester, John E. Martin,                          Deloitte & Touche LLP as
   Horst H. Schulze, Gary M. Lawrence, Joseph P. Clayton,                         independent Certified Public
   Joseph M. Schell.                                                              Accountants for the Company.


   WITHHELD FOR: To withhold authority for any individual                      I PLAN TO ATTEND THE MEETING.   [ ]
   nominee, cross out the nominee's name in the list above.
                                                                               Receipt is hereby acknowledged of The Good Guys, Inc.
                                                                               Notice of Annual Meeting of Shareholders and
                                                   FOR  AGAINST  ABSTAIN       Proxy Statement.
2. EMPLOYEE STOCK PURCHASE PLAN                    [ ]    [ ]      [ ]
   To approve an increase by 400,000 in the
   number of shares covered by the Employee
   Stock Purchase Plan.



Signature(s) ______________________________________________________________________________________ Dated: _________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE